Exhibit 1.01

Conflict Minerals Report

Becton, Dickinson and Company has included this Conflict Minerals Report as an exhibit to its Form SD for 2017, as contemplated by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 15, 2018.

The term “BD,” “we,” “us” and “our” refer to Becton, Dickinson and Company and its consolidated subsidiaries for or at the end of 2017. Except where indicated or the context indicates otherwise, these references include C.R. Bard, Inc. (“Bard”), which is discussed further below. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin, and tungsten, without regard to the location of origin of the minerals or derivative metals. The “Conflict Affected Region” is defined as the Democratic Republic of the Congo and its adjacent countries, which include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Overview

BD is a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. BD’s products are manufactured and sold worldwide. On December 29, 2017, BD completed its acquisition of C.R. Bard, Inc. (“Bard”), which previously was a public company required to file periodic reports under the Exchange Act. Bard is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products. This Conflict Minerals Report includes Bard for 2017. BD and Bard’s 3TG compliance programs are being integrated in 2018. The separate 3TG compliance programs for BD and Bard had many similar elements, although not all of the program elements discussed herein were part of both programs for 2017.

BD is subject to the Conflict Minerals Rule because, for 2017, certain of the raw materials and components contained in some of the products that we manufactured or contracted to manufacture contained 3TG that were necessary to the functionality or production of the products. Many of our products do not contain any 3TG or are otherwise not in-scope for purposes of our Conflict Minerals Rule compliance.

We do not directly source 3TG from mines, smelters, or refiners, and we believe that we are many levels removed from these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below.

Our Conflict Minerals Policies

As separate companies, BD and Bard had separate conflict minerals policies, as described below. In 2018, we intend to introduce an updated Conflict Minerals Policy that applies to all of our applicable business units.

BD. BD expects its suppliers and subcontractors to source responsibly, respect human rights, and not contribute to conflict.

Without limiting the foregoing, BD expects that its suppliers and subcontractors will not knowingly source 3TG from sources that directly or indirectly finance or benefit armed groups in the Conflict Affected Region. In furtherance of this expectation and BD’s obligations under the Conflict Minerals Rule, applicable BD suppliers and subcontractors (as defined by BD) will be expected to complete a declaration concerning the usage and source of any 3TG in the products supplied to us. As part of gathering the information for the declaration, applicable BD suppliers and subcontractors will be expected to conduct a reasonable country of origin inquiry and/or due diligence, as applicable, in accordance with the Conflict Minerals Rule and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

In cases where suppliers or subcontractors are found to not be in compliance with our policy, we intend to work with and encourage them to source responsibly. Where these efforts fail or we believe that further engagement with a supplier or subcontractor is inappropriate, we will re-evaluate our business relationship.

We discourage the embargoing of 3TG from the Conflict Affected Regions and advocate the responsible sourcing of 3TG from the region.

Bard. Bard also is committed to ethical business practices and compliance with the law and has published expectations of suppliers. Bard’s supplier expectations indicate that it expects them to: (1) comply with all applicable laws, rules, and regulations relating to 3TG; (2) give timely, complete, and reliable responses to Bard’s supply chain inquiries regarding 3TG; (3) implement their own policies and procedures to prevent the use of 3TG from conflict sources in the raw materials, components and finished products that they supply to Bard; (4) make reasonable efforts to ensure the responsible sourcing of 3TG minerals from “conflict-free” suppliers and smelters; and (5) work with their own suppliers to determine the source of 3TG minerals when unknown.

Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information

As required by the Conflict Minerals Rule, for 2017, we conducted a “reasonable country of origin inquiry.” Our outreach included 2027 suppliers for BD and 258 suppliers for Bard (the “Suppliers”) that were identified through our internal scoping processes as having provided, or that we believe may have provided, us with raw materials or components that contain 3TG. Suppliers representing 90% of BD’s in-scope spend responded to BD’s reasonable country of origin inquiry and suppliers representing 91% of Bard’s in-scope spend responded to Bard’s inquiry.

For 2017, our Suppliers identified to us the smelters and refiners described in the table below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products. The names of the identified smelters and refiners are listed on Annex 1. We were able to determine the origin of only a portion (if any) of the necessary Conflict Minerals contained in each of our in-scope products.

	Covered Country Sourced RMAP Conformant [1]	Non Covered Country Sourced RMAP Conformant	Source Country Unknown
			100% Recycled or Scrap	RMAP Conformant	RMAP Active	On Smelter Look-up List Only	Total Smelters
Gold	0	15	13	73	6	39	146
Tantalum	29	9	2	0	0	0	40
Tin	5	61	3	1	2	7	79
Tungsten	5	35	1	0	1	4	46

Total	39	120	19	74	9	50	311

Based on the results of our reasonable country of origin inquiry, we conducted due diligence for 2017. These due diligence efforts are discussed later in this Conflict Minerals Report.

[1]	See Annex for definitions.

Conclusion Statement

Based on our due diligence, none of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the Conflict Affected Region. However, we did not conclude that any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Due Diligence Program Design

Design Framework

Our due diligence measures relating to 3TG were designed to conform with the criteria set forth in the OECD Guidance, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition).

Selected Elements of Design Framework

The OECD Guidance has established a framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the elements of the program that we have designed to ensure that the 3TG contained in our products are responsibly sourced. Selected due diligence measures that we took in respect of 2017 are discussed under “Due Diligence Program Execution.”

Conflict Minerals Policy

BD’s Conflict Minerals Policy, as described in this Conflict Minerals Report, is available on our website at http://www.bd.com/en-us/company/sustainability-at-bd/corporate-policies-and-resources-for-suppliers.

Bard’s Conflict Minerals Policy, as described in this Conflict Minerals Report is available at

https://www.crbard.com/CRBard/media/CRBardCorporate/General%20Site%20Images/Healthcare%20Professionals/PDFs/Conflicts-Minerals.pdf?ext=.pdf

Conflict Minerals Teams

In 2018, the legacy BD and Bard Conflict Minerals Steering Teams were combined.

We have a centralized Conflict Minerals Team (the “Core Team”) to provide cross-functional support for the 3TG compliance program. The Core Team is comprised of representatives from Global Procurement, the Office of Global Sustainability, and business units with products likely to contain 3TG. The Core Team is led by the Conflict Minerals Program Leader with support and oversight from the Director, Product Stewardship Compliance. Executive leadership of the Conflict Minerals Program resides with Global Sustainability.

We also have a Conflict Minerals Steering Team (the “Steering Team”) responsible for overseeing the compliance activity while engaging with functional leadership around progress, reviewing and approving internal and external policy language, and collaborating with necessary third-party resources. The Steering Team consists of the Program Leader, Executive Leader and representatives from the Law Group and Global Procurement.

Our compliance efforts are supplemented by specialist outside counsel.

Internal and External Communication of Conflict Minerals Program and Training

We communicate to selected associates our commitment to comply with the Conflict Minerals Rule, in writing and through in-person training sessions and other live communications. In addition, applicable associates are educated on the Conflict Minerals Rule and our compliance program.

Applicable suppliers and subcontractors are provided with information on the Conflict Minerals Rule, our commitment to compliance with the Rule and/or our sourcing expectations. This is done in writing, through in-person meetings and other live communications and/or through contractual requirements.

Participation in and Support of Multi-Stakeholder Initiatives

We are a member of the Responsible Minerals Initiative (“RMI,” and formerly known as the Conflict-Free Sourcing Initiative or CFSI). BD participates on the RMI’s Smelter Engagement and Due Diligence teams.

Data Storage and Retention

We utilize an internal database and an external Conflict Minerals Platform for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. These records are maintained for 5 years.

Contractual Compliance Requirements

We include provisions in certain purchase orders and contracts requiring suppliers to provide information to support our compliance efforts under the Conflict Minerals Rule. In addition, BD’s Expectations for Suppliers, which contains our supplier compliance requirements relating to many different subject areas, includes compliance requirements relating to 3TG.

Grievance Mechanisms

We have grievance mechanisms for employees, suppliers and other interested parties to report alleged violations of our Conflict Minerals Policies and we publicly communicate our grievance mechanisms. Any grievances received are communicated to the Program Leader and Steering Team. Associates, suppliers, and other interested parties can report actions inconsistent with the Expectations for Suppliers through our Global Ethics Help Line, the number of which is 1-800-821-5452. Under our internal procedures, all such calls will be investigated.

Collection, Assessment, and Internal Reporting of Supply Chain Information

Suppliers that BD determined to be in-scope are requested to complete a Conflict Minerals Reporting Template, which contains questions on the inclusion and source of 3TG in the materials they supplied to us and their compliance activities. If a supplier does not respond to our request within a reasonable time frame, we may follow-up with electronic reminders, by email and/or phone inquiries. If the supplier does not respond within a reasonable time frame or refuses to respond, this information is forwarded to Global Procurement or local buyers at manufacturing plants to assist as part of an escalation process. Suppliers that Bard determined to be in-scope or potentially in-scope were requested to respond to a Request For Information. If the supplier to Bard replied that they used 3TG, they were requested to complete a Conflict Minerals Reporting Template. As part of the Bard process we make several system inquiries, then email and phone inquiries. If a Bard supplier does not respond within a reasonable time frame, this information is forwarded to Global Procurement or local buyers at manufacturing plants to assist. Bard communicates all supplier’s status (including if they have responded and number of times we reached out) to the Steering Team.

Upon receipt of a Conflict Minerals Reporting Template from a supplier, the response is processed through our Supplier Response Analysis process. This process includes reviewing the supplier’s responses against a series of identified “red flags.” Additionally, we review submitted Conflict Minerals Reporting Templates for certain errors and inaccuracies and follow up with these suppliers as well.

Smelter and refiner information provided by suppliers is reviewed against the Smelter Look-up tab of the Conflict Minerals Reporting Template and the global smelter library in our software system, which includes information published by RMI, the Responsible Jewellery Council (the “RJC”) and the London Bullion Market Association (the “LBMA”).

Smelter and refiner information is also reviewed against the lists of “conformant” and “active” (or the equivalent) smelters and refiners and country of origin information published by the RMI, the RJC and the LBMA. To the extent that a smelter or refiner identified by a supplier is not listed as conformant or the equivalent by the RMI, RJC, or LBMA, we consult publicly available information to attempt to determine whether the smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Conflict Affected Region.

Based on the information furnished by suppliers and other information known to us, we assess the risk of adverse impacts. The Steering Team reports the findings of its supply chain risk assessment to senior management on a regular basis.

We determine on a case-by-case basis the appropriate mitigation strategy for any identified non-compliance with our Conflict Minerals Policy and other supplier requirements and expectations relating to our 3TG compliance program. Potential outcomes under our mitigation strategy include continuing to work with the supplier while non-compliances are addressed, or suspending or terminating the relationship with the supplier. Under our mitigation strategy, to the extent that areas of non-compliance that require mitigation are identified, we monitor and track the performance of the mitigation efforts and report back to appropriate senior oversight personnel. Under our procedures, we also will undertake additional fact and risk assessments, as determined by the Steering Team, for non-compliances that require mitigation or after a change of circumstances.

In addition, to the extent that identified smelters or refiners are not listed as conformant, we seek to exercise leverage over the smelters and refiners to become conformant through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

Carry out Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is conformant. We are a member of the RMI. We also made a contribution to the RMI Initial Audit Fund to support smelter and refiner audits.

Report on Supply Chain Due Diligence

We file a Form SD and a Conflict Minerals Report, with the Securities and Exchange Commission and make these documents available on our website.

Due Diligence Program Execution

We performed the following due diligence measures in respect of the 2017 compliance period. These are not all of the measures that we took in respect of 2017 in furtherance of BD’s and Bard’s Conflict Minerals Policies or pursuant to our 3TG compliance program, the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, please see “Due Diligence Program Design.”

1.	BD sent requests to 2027 Suppliers to provide us with a completed Conflict Minerals Reporting Template. Bard sent requests to 258 suppliers. We followed up by email or phone with the Suppliers that did not provide a response within the specified time frame.

2.	We reviewed the completed responses received from the Suppliers based on our “red flags” review criteria and for errors and inaccuracies.

3.	We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Look-up tab of the Conflict Minerals Reporting Template and, and the smelter and refiner database available to members of the RMI.

4.	To the extent that a completed response identified a smelter or refiner, we also reviewed that information against the list of conformant and active (or the equivalent) smelters and refiners published by the RMI, LBMA, and RJC as of March 26, 2018. See “Reasonable Country of Origin Inquiry: Smelter and Refiner and Country of Origin Information” and Annex 1 for further information on the smelters and refiners identified by the Suppliers.

5.	To the extent that a smelter or refiner identified by a Supplier was not listed as conformant (or the equivalent) by the RMI, LBMA, or RJC, we consulted publicly available information to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Conflict Affected Region.

6.	The Steering Team reported the findings of our supply chain assessment to senior management.

7.	In addition, to mitigate the risk that the necessary 3TG contained in our in-scope products directly or indirectly finance or benefit armed groups in the Conflict Affected Region, we:

a.	Participated on the RMI’s Smelter Engagement and Due Diligence teams and we made a contribution to the RMI Initial Audit Fund.

b.	Further refined our in-scope commodity categories to better focus our efforts on the highest risk areas.

c.	Further refined the country of origin information by mineral.

Product Information

In-scope products for 2017 included (1) for BD, a broad range of electrical or electronic medical devices, laboratory equipment and diagnostic products we manufacture or contract to be manufactured and (2) for Bard, vascular products, urology products, oncology products and surgical specialty products. Not all of the products in each of these categories were in-scope for purposes of our compliance, i.e. not all of our products contain necessary 3TG or were manufactured or contracted to be manufactured by us

For 2017, we were unable to determine at least a portion of the smelters and refiners, and countries of origin, of the necessary 3TG contained in each of our in-scope products. Identified smelters and refiners and country of origin information are described under “Reasonable Country of Origin Inquiry”, “Smelter and Refiner and Country of Origin Information” and on Annex 1.

Additional Mitigation Efforts

In respect of 2018, we have taken or intend to take the following additional steps to mitigate the risk that the necessary 3TG contained in our in-scope products finance or benefit armed groups:

◾	Monitor and encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2017 that the source of 3TG was unknown or undeterminable.

•	Contribute the amount of the average cost of an audit to the RMI Initial Audit Fund.

•	Continue to refine our in-scope commodity categories to focus our efforts on the highest risk areas.

•	Continue to harmonize and integrate BD’s and Bard’s previously separate 3TG compliance programs.

The foregoing steps are in addition to the steps that we took for 2017, which we intend to continue to take for 2018 to the extent applicable.

Annex 1

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

Smelters and Refiners

In connection with our reasonable country of origin inquiry and due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products in 2017.

Metal	Processor	Country Location	Status
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant
Gold	Argor-Heraeus SA	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Limited	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	China National Gold Group Corporation	CHINA	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO GmbH	GERMANY	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Dowa Metalmine Co. Ltd	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Ltd. Hong Kong	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant

Gold	Jiangxi Copper Company Limited	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies SA	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. DE C.V	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP SA	SWITZERLAND	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Précinox SA	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Republic Metals Corporation	UNITED STATES	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conformant
Gold	SEMPSA Joyería Platería SA	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Valcambi SA	SWITZERLAND	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	YAMAKIN CO., LTD.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	L’Orfebre S.A.	ANDORRA	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	Remondis Argentia B.V.	NETHERLANDS	Active
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA	On Smelter Look-up List Only
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-up List Only
Gold	Caridad	MEXICO	On Smelter Look-up List Only
Gold	Chugai Mining	JAPAN	On Smelter Look-up List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-up List Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-up List Only
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-up List Only
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Smelter Look-up List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-up List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-up List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-up List Only

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-up List Only
Gold	Lingbao Gold Company Limited	CHINA	On Smelter Look-up List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-up List Only
Gold	Morris and Watson Gold Coast	AUSTRALIA	On Smelter Look-up List Only
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	On Smelter Look-up List Only
Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Sai Refinery	INDIA	On Smelter Look-up List Only
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-up List Only
Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-up List Only
Gold	Tony Goetz NV	BELGIUM	On Smelter Look-up List Only
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	On Smelter Look-up List Only
Gold	Universal Precious Metals Refining	ZAMBIA	On Smelter Look-up List Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Tantalum	Exotech Inc.	UNITED STATES	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineração Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining & Smelting	JAPAN	Conformant
Tantalum	Ningxia Non-Ferrous Metal Smeltery	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemicals	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	Conformant
Tin	China Rare Metal Materials Company	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Complejo Metalurgico Vinto S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Indonesian State Tin Corp	INDONESIA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Tin	Melt Metais e Ligas S/A	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineração Taboca S.A.	BRAZIL	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT RAJEHA ARIQ	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	SA Minsur	PERU	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Conformant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co. ,Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	PT Babel Surya Alam Lestari	INDONESIA	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Look-up List Only
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tin	Estanho de Rondônia S.A.	BRAZIL	On Smelter Look-up List Only
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	CHINA	On Smelter Look-up List Only

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tin	Super Ligas	BRAZIL	On Smelter Look-up List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Active
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Smelter Look-up List Only

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Smelter Look-up List Only
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up List Only

We note the following in connection with the information in the table:

(a)	The smelters and refiners listed in the table were identified by the Suppliers as being part of our 2017 supply chain. Some of the Suppliers may have reported to us smelters and refiners that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2017 supply chain, since many of the Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all of the Suppliers responded to our inquiries.

(b)	All information in the table is as of April 5, 2018.

(c)	“Conformant” means that the smelter or refiner was listed as conformant with the RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment protocols, including through mutual recognition and those indicated as “re-audit in process.” Included smelters or refiners were not necessarily Conformant for all or part of 2017 and may not continue to be Conformant for any future period.

(d)	“Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.

(e)	“On Smelter Look-up List Only” means the smelter or refiner is not listed as “Conformant” or “Active.” The table only includes entities that were listed as smelters or refiners by the RMI.

(f)	The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.

(g)	Country location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the 3TG processed by the Conformant smelters and refiners listed above may have included countries in each of the categories listed below. The countries below are sorted by risk level. See “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” for additional origin information.

Known Countries from which Conformant Gold Smelters Source:

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG: Benin, Bolivia, Burkina Faso, Canada, Chile, Colombia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Russian Federation, Senegal, Togo, and United States of America.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: South Africa.

Known Countries from which Conformant Tantalum Smelters Source:

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG: Australia, Bolivia, Brazil, China, Colombia, Ethiopia, France, Guinea, Guyana, India, Kazakhstan, Madagascar, Malaysia, Namibia, Nigeria, Russian Federation, Sierra Leone, Thailand, United States of America, and Zimbabwe

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique

L3 – The DRC and its nine adjoining countries: Burundi and Rwanda.

DRC – The Democratic Republic of the Congo.

Known Countries from which Conformant Tin Smelters Source:

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG:

Argentina, Australia, Bolivia, Brazil, China, Colombia, Germany, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Thailand, United Kingdom of Great Britain and Northern Ireland, Vietnam, and Zimbabwe

L3 – The DRC and its nine adjoining countries: Burundi, Rwanda, and Uganda.

DRC – The Democratic Republic of the Congo.

Known Countries from which Conformant Tungsten Smelters Source:

L1- Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG: Australia, Austria, Bolivia, Brazil, Cambodia, Canada, China, Colombia, Japan, Mexico, Mongolia, Nigeria, Portugal, Russian Federation, Spain, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, and Vietnam

L3 - The DRC and its nine adjoining countries: Burundi, and Rwanda.

DRC – The Democratic Republic of the Congo.

In addition, some of the listed Conformant smelters and refiners may have processed 3TG originating from recycled or scrap sources.

For 2017, we were not able to determine the country of origin of the 3TG processed by 133 smelters or refiners.